Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Tianyi Jiang, Chief Executive Officer of AvePoint, Inc. (the “Company”), hereby certifies that, to the best of his knowledge:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: February 26, 2026	By:	/s/ Tianyi Jiang
Tianyi Jiang
Chief Executive Officer
(Principal Executive Officer)